AMENDMENT TO SHAREHOLDER SERVICES AGREEMENT
 BY AND BETWEEN TD ASSET MANAGEMENT USA FUNDS INC. AND
TD AMERITRADE INC.

Amendment made as of September 24, 2009 to the Shareholder Services Agreement (the “Agreement”) by and between TD Asset Management USA Funds Inc. (the “Fund”) and TD Ameritrade Inc. (“TDA”).

WHEREAS, the Fund and TDA desire to amend the Agreement as hereinafter set forth;

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1.
TDAM Institutional Treasury Obligations Money Market Fund – Institutional Service Class and Commercial Class; TDAM Institutional Money Market Fund – Institutional Service Class; and TDAM Institutional U.S. Government Fund –  Institutional Service Class, and Commercial Class are each included as “Portfolios” and “Classes,” respectively, under the Agreement for all purposes.

2.	Except as specifically amended hereby, the Agreement remains in full force and effect.

IN WITHNESS WHEREOF, the parties hereto have caused this Amendment to the Agreement to be signed by their respective duly authorized officers as of the day and year above written.

TD ASSET MANAGEMENT USA FUNDS INC.

By:	/s/ Mark Bell
Name: Mark Bell
Title: President and Chief Executive Officer

TD AMERITRADE INC.

By:	/s/ William J. Gerber
Name: William J. Gerber
Title: SVP and CFO

SCHEDULE A

PORTFOLIOS AND CLASSES

TDAM Money Market Portfolio - Investor Class
TDAM Money Market Portfolio - Premium Class
TDAM Money Market Portfolio - Class A
TDAM Money Market Portfolio - Select Class
TDAM U.S. Government Portfolio - Investor Class
TDAM U.S. Government Portfolio - Class A
TDAM Municipal Portfolio - Investor Class
TDAM Municipal Portfolio - Class A
TDAM California Municipal Money Market Portfolio - Investor Class
TDAM California Municipal Money Market Portfolio - Class A
TDAM New York Municipal Money Market Portfolio - Investor Class
TDAM New York Municipal Money Market Portfolio - Class A
TDAM Institutional Treasury Obligations Money Market Fund-Class A
TDAM Institutional Treasury Obligations Money Market Fund - Institutional Services Class
TDAM Institutional Treasury Obligations Money Market Fund - Commercial Class
TDAM Institutional Money Market Fund - Institutional Service Class
TDAM Institutional U.S. Government Fund - Institutional Service Class
TDAM Institutional U.S. Government Fund - Commercial Class